EXHIBIT 99.1
(FORM OF LETTER OF TRANSMITTAL)

LETTER OF TRANSMITTAL

TO EXCHANGE SERIES A 5.60% SENIOR NOTES DUE 2015
FOR
SERIES B 5.60% SENIOR NOTES DUE 2015
(REGISTERED UNDER THE SECURITIES ACT OF 1933)
OF
LENNAR CORPORATION

THE RIGHT TO EXCHANGE LENNAR SERIES A 5.60% SENIOR NOTES DUE 2015 FOR LENNAR SERIES B 5.60% SENIOR NOTES DUE 2015 WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON                         , UNLESS THE EXPIRATION TIME OR DATE IS EXTENDED.

J.P. MORGAN TRUST COMPANY, NATIONAL ASSOCIATION, EXCHANGE AGENT

By Mail: J.P. Morgan Trust Company, National Association, as Exchange Agent Institutional Trust Services 2001 Bryan Street, 9th Floor Dallas, TX 75201 Attn: Frank Ivins	By Hand: J.P. Morgan Trust Company, National Association, as Exchange Agent Institutional Trust Services 2001 Bryan Street, 9th Floor Dallas, TX 75201 Attn: Frank Ivins	By Overnight Courier: J.P. Morgan Trust Company, National Association, as Exchange Agent Institutional Trust Services 2001 Bryan Street, 9th Floor Dallas, TX 75201 Attn: Frank Ivins

      Delivery of this instrument to an address other than as set forth above will not constitute a valid delivery.

      This Letter of Transmittal is to be used to submit Series A senior notes (“Series A Notes”) of Lennar Corporation (“Lennar”) to be exchanged for Series B senior notes (“Series B Notes”) of Lennar. This Letter of Transmittal must be delivered to J.P. Morgan Trust Company, National Association, as exchange agent (the “Exchange Agent”). Delivery of this Letter of Transmittal to The Depositary Trust Company (“DTC”) does not constitute delivery to the Exchange Agent.

      The Exchange Offer is Made Upon the Terms and Subject to the Conditions Set Forth in the Prospectus dated August      , 2005 and in this Letter of Transmittal. Holders Should Carefully Review the Information Set Forth in Each Document.

      The undersigned must complete, execute and deliver this Letter of Transmittal to indicate the action the undersigned desires to take, or have taken, with respect to the exchange offer.

[THE REST OF THIS PAGE HAS BEEN INTENTIONALLY LEFT BLANK.]

      THE SERIES A NOTES MUST BE DELIVERED BY BOOK-ENTRY TRANSFER TO THE EXCHANGE AGENT’S ACCOUNT AT DTC. YOU MUST COMPLETE THE FOLLOWING:

Account Number at DTC:	Transaction Code Number:

DESCRIPTION OF SERIES A NOTES TENDERED

NAME(S) AND ADDRESS(ES) OF REGISTERED
HOLDER(S)	SERIES A NOTES SUBMITTED
(PLEASE FILL IN, IF BLANK)	(ATTACH ADDITIONAL LIST IF NECESSARY)

PRINCIPAL AMOUNT OF
SERIES A NOTES
	PRINCIPAL AMOUNT	TENDERED (IF LESS
	OF SERIES A NOTES	THAN ALL)*

Total Amount of Series A Notes Tendered:

* Series A Notes may be tendered in whole or in part in denominations of $1,000 principal amount and integral multiples thereof. Unless otherwise indicated it will be assumed that all Series A Notes described above are being submitted.

NOTE: THIS LETTER OF TRANSMITTAL MUST BE SIGNED.

PLEASE READ THE ACCOMPANYING INSTRUCTIONS CAREFULLY.

      By this document, the undersigned submits the Series A Notes listed above (the “Series A Notes to be Exchanged”) to be exchanged for Series B Notes as described in the Prospectus under the caption “The Exchange Offer” and in the instructions in this Letter of Transmittal.

      Subject to, and effective upon, the issuance of Series B Notes in exchange for the Series A Notes to be Exchanged, the undersigned sells, assigns and transfers all the Series A Notes to be Exchanged to Lennar and irrevocably appoints the Exchange Agent the agent and attorney-in-fact of the undersigned, with full power of substitution, to transfer ownership of the Series A Notes to be Exchanged on the records of DTC, to Lennar upon receipt by the Exchange Agent, as the undersigned’s agent, of the Series B Notes to be issued in exchange for the Series A Notes to be Exchanged.

      The undersigned represents and warrants that the undersigned has full power and authority to exchange the Series A Notes to be Exchanged for Series B Notes and that, when Series B Notes are issued in exchange for the Series A Notes to be Exchanged, Lennar will acquire title to the Series A Notes to be Exchanged, free and clear of any liens, restrictions, charges, encumbrances or adverse claims. The undersigned will, upon request, execute and deliver any additional documents deemed by the Exchange Agent or by Lennar to be necessary or desirable to complete the transfer of the Series A Notes to be Exchanged to Lennar.

      The authority conferred in this Letter of Transmittal will not be affected by, and will survive, the death or incapacity of the undersigned. The obligations of the undersigned under this Letter of Transmittal or otherwise resulting from the submission of the Series A Notes to be Exchanged for exchange will be binding upon the successors, assigns, heirs, executors, administrators and legal representatives of the undersigned. The submission of Series A Notes to be Exchanged for exchange is irrevocable.

      Unless otherwise indicated below under the caption “Special Issuance or Delivery Instructions,” please issue the Series B Notes being issued in exchange for the Series A Notes to be Exchanged, and deliver any Series A Notes which are not being exchanged or are not accepted for exchange, to the account at DTC shown above. If the section captioned “Special Issuance or Delivery Instructions” is completed, please issue and deliver confirmation of book-entry transfer as indicated. Noteholders may, by making an appropriate entry under “Special Issuance or Delivery Instructions,” request that any Series A Notes which are not accepted for exchange be returned by crediting a different account at DTC. The undersigned is aware that Lennar has no obligation because of Special Issuance or Delivery Instructions or otherwise to cause any Series A Notes which are not accepted for exchange to be transferred from the account of the holder of those Series A Notes to the account of another person.

SIGNATURES(S)

(Must be signed by registered holder(s) exactly as name(s) appear(s) on security position listing or by person(s) authorized to become registered holder(s) by certificates and documents transmitted with this Letter of Transmittal. If signature is by trustees, executors, administrators, guardians, attorneys-at-fact, agents, officers of corporations or others acting in a fiduciary or representative capacity, please provide the information described in Instruction 4.)

Signature(s)	Tax Identification or Social Security No.

Name(s)	Capacity (Full Title)
Address

Telephone Number	Dated: ------------------------------ , 2005
GUARANTEE OF SIGNATURE(S) (SEE INSTRUCTION 1)
Name of Firm
Authorized Signature

Name	Title
Address

Telephone Number	Dated: ------------------------------ , 2005

SPECIAL ISSUANCE OR DELIVERY INSTRUCTIONS

(SEE INSTRUCTIONS 5 AND 6)

To be completed ONLY if Series B Notes or Series A Notes which are not exchanged are to be issued into the account at DTC of someone other than the undersigned, or if Series A Notes which are not accepted for exchange are to be returned by credit to an account at DTC other than that designated above.

Issue:	☐	Series B Notes
	☐	Series A Notes not exchanged
	☐	Credit Series A Notes which are not accepted for exchange to the following account at DTC:

(Account Number at DTC)

Send Book Entry Confirmation to:
Name:
Address: (Tax Identification or Social Security Number)

INSTRUCTIONS

FORMING PART OF THE TERMS OF THE EXCHANGE OFFER

      1. GUARANTEE OF SIGNATURES. No signature guarantee is required on this Letter of Transmittal if (i) this Letter of Transmittal is signed by the registered holder of the Series A Notes to be Exchanged (which, for purposes of this document, includes any participant in DTC whose name appears on a security position listing as the owner of the Series A Notes to be Exchanged) unless the holder has completed the box entitled “Special Issuance or Delivery Instructions” or (ii) the Series A Notes to be Exchanged are submitted for the account of a member firm of a registered national securities exchange or a member of the National Association of Securities Dealers, Inc. or by a commercial bank or trust company which has an office or correspondent in the United States (collectively, “Eligible Institutions”). In all other cases, all signatures on this Letter of Transmittal must be guaranteed by an Eligible Institution. See Instruction 4.

      2. DELIVERY OF LETTER OF TRANSMITTAL AND BOOK ENTRY CONFIRMATION. This Letter of Transmittal is to be completed by noteholders even though Series A Notes are being submitted in accordance with DTC’s procedures for delivery by book-entry transfer. The Exchange Agent must receive, at or before the Expiration Time, confirmation by DTC of transfer of the Series A Notes to be Exchanged to the account of the Exchange Agent, together with a properly completed and executed Letter of Transmittal.

      Tendered Series A Notes may be withdrawn until they are accepted for exchange. Once Series A Notes are accepted, the tender of those Series A Notes will be irrevocable. Except to the extent holders have the right to withdraw Series A Notes that are tendered, tenders may not be conditional or contingent.

      The method of delivery of this Letter of Transmittal and confirmation of delivery of Series A Notes to be Exchanged through DTC is at the option and risk of the exchanging noteholder. Delivery will not be deemed made until items are actually received by the Exchange Agent. If delivery is by mail, registered mail with return receipt requested, properly insured, is recommended.

      3. INADEQUATE SPACE. If the space provided in this Letter of Transmittal is inadequate, the Series A Notes being submitted for exchange should be listed on a separate signed schedule, which should be attached to this Letter of Transmittal.

      4. SIGNATURES ON LETTER OF TRANSMITTAL. The signature(s) on this Letter of Transmittal must correspond exactly with the name(s) in which the Series A Notes to be Exchanged are held.

      If the Series A Notes to be Exchanged are owned of record by two or more joint owners, all the owners must sign this Letter of Transmittal.

      If this Letter of Transmittal is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, that person should so indicate when signing, and submit evidence satisfactory to Lennar of the person’s authority so to act.

      5. TRANSFER TAXES. Except as set forth in this Instruction 5, Lennar will pay any transfer taxes with respect to the transfer to it of Series A Notes to be Exchanged. If Series B Notes or Series A Notes which are not exchanged are to be credited to an account at DTC other than the account designated above, the Series B Notes will not be issued until Lennar or the Exchange Agent receives satisfactory evidence of the payment of, or an exemption from the need to pay, transfer taxes.

      6. SPECIAL ISSUANCE INSTRUCTIONS. A noteholder may request that Series B Notes and Series A Notes which are not exchanged be credited to an account at DTC which the noteholder designates. If no instructions are given, notes which are not exchanged will be returned by crediting the account at DTC designated above.

      7. REQUESTS FOR ASSISTANCE OR ADDITIONAL COPIES. Requests for assistance may be directed to, or additional copies of the Prospectus and this Letter of Transmittal may be obtained from, Lennar Corporation, Attn: General Counsel at 700 Northwest 107th Avenue, Miami, Florida, 33172, or from your broker, dealer, commercial bank or trust company.

      8. WAIVER OF REQUIREMENTS. The requirements described above may be waived by Lennar, in whole or in part, at any time and from time to time, in Lennar’s sole discretion, and may be waived as to Series A Notes submitted by particular noteholders, even if similar requirements are not waived as to Series A Notes submitted by other noteholders.

Important: This Letter of Transmittal, together with confirmation of book-entry transfer, must be received by the Exchange Agent before 5:00 P.M., New York City time, on August      , 2005.

(DO NOT WRITE IN THE SPACES BELOW)

Date received	Accepted by	Checked by

SERIES A NOTES TENDERED	SERIES A NOTES ACCEPTED	SERIES B NOTES ISSUED	SERIES A NOTES RETURNED	BLOCK NO.

Delivery Prepared by	Checked by	Date